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                             NEXTEL PARTNERS, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------

         STOCK OPTION AGREEMENT, dated as of January 29, 1999, between Nextel Partners, Inc., a Delaware corporation (the "Company"), and John D. Thompson ("Employee").

         WHEREAS, Employee and the Company have entered into an Employment Agreement of even date herewith (the "Employment Agreement"), pursuant to which the Company has agreed to issue to Employee options to purchase 35,000 shares of its Class A Common Stock at a purchase price of $10.00 per share.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                GRANT OF OPTION
                                ---------------

1.1 Grant of Option. In consideration of Employee's execution and delivery of the Employment Agreement, and his service to date on behalf of the Company and its Subsidiaries, and for other good and valuable consideration, the Company hereby irrevocably grants to Employee the option (the "Option") to purchase up to 35,000 shares of its Class A Common Stock ("Shares") upon the terms and conditions set forth in this Agreement.

1.2 Purchase Price. The purchase price of each Share covered by the Option shall be $10.00, without commission or other charge, subject to adjustment as provided in Section 1.4.

1.3 No Right to Continued Employment. Nothing in this Agreement shall confer upon Employee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge Employee at any time for any reason whatsoever, with or without cause.

1.4 Adjustments in Option and Purchase Price. In the event that the Board of Directors of the Company (the "Board") determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or

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property) subject to the Option, and (ii) the grant or exercise price with respect to the Option, or, if deemed appropriate, make provision for a cash payment to Employee.

                                   ARTICLE II
                            PERIOD OF EXERCISABILITY

2.1 Exercisability. The Option is fully and immediately vested as of the date of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, at any time after the fourth anniversary of the date of this Agreement, if the time period(s) specified by Section 2.2 have not expired, Employee may surrender, without payment of the purchase price, all or any portion of the Option for payment in cash of $14.286 per Share subject to the Option surrendered (subject to adjustment in accordance with Section 1.4), e.g. $500,000 if the entire Option is surrendered. Upon such surrender, the Company shall pay such amount to Employee in cash no later than ten days after such surrender, provided that notwithstanding anything contained in this Agreement to the contrary, such surrender shall not be effective, and the Option so surrendered shall remain in full force and effect, until payment in full as aforesaid has been made to Employee in consideration thereof.

2.2 Expiration of Option. The Option may not be exercised to any extent by anyone after the expiration of ten years from the date of this Agreement.

                                  ARTICLE III
                               EXERCISE OF OPTION

3.1 Person Eligible to Exercise. During the lifetime of Employee, only he (or permitted successors and assigns pursuant to Section 4.1) may exercise the Option or any portion thereof. After the death of Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.2, be exercised by his personal representative or by any person empowered to do so under Employee's will or under the then applicable laws of descent and distribution.

3.2 Partial Exercise. The Option may be exercised in whole or in part at any time prior to the time when the Option becomes unexercisable under
Section 2.2; provided, however, that each partial exercise shall be for not less than 100 shares and shall be for whole shares only.

3.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following items prior to the time when the Option or such portion becomes unexercisable under Section 2.2:

(a) Notice in writing signed by Employee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised; and

(b) (i) Full payment (in cash or by check) for the shares with respect to which the Option or portion is thereby exercised; or

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(ii) Full payment by delivery to the Company of shares of the Company's Class A
Common Stock owned by Employee duly endorsed for transfer to the Company by Employee or other person then entitled to exercise the Option or portion, with an aggregate fair market value as determined in the reasonable discretion of the Board ("Fair Market Value") equal to the Option price of the shares with respect to which the Option or portion is thereby exercised; or

(iii) With the consent of the Board, a full recourse promissory note bearing interest (at the lowest rate as shall then preclude the imputation of interest under the Internal Revenue Code or successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

(iv) Subject to the Board's consent, any combination of the considerations provided for in the foregoing subsections (i), (ii) and (iii); and

(c) On or prior to the date the same is required to be withheld:

(i) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

(ii) Full payment by delivery to the Company of shares of the Company's Class A Common Stock owned by Employee duly endorsed for transfer to the Company by Employee or other person then entitled to exercise the Option or portion with an aggregate Fair Market Value equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

(iii) Full payment by retention by the Company of shares of the Company's Class A Common Stock to be issued pursuant to such Option exercise with an aggregate Fair Market Value equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

(iv) Any combination of payments provided for in the foregoing subsections (i),
(ii) or (iii), subject to any restrictions imposed by the U.S. securities laws as a result of Employee being an officer or director or otherwise; and

(d) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

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(e) In the event the Option or portion shall be exercised pursuant to Section
3.1 by any person or persons other than Employee, appropriate proof of the right of such person or persons to exercise the Option.

3.4 Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. When issued upon exercise of the Option as provided herein, such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions, provided that the Company shall be obligated to cause all such conditions to be satisfied at the time of exercise (except as otherwise provided in paragraph (e)):

(a) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience, but not to exceed five business days.

3.5 Rights as Shareholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares issuable upon the exercise of any part of the Option unless and until certificates representing such Shares shall have been issued by the Company to such holder.

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                                   ARTICLE IV
                                OTHER PROVISIONS

4.1 Option Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be available to satisfy the debts, contracts or engagements of Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.1 shall not prevent transfers by will or by the applicable laws of descent and distribution, or transfers of all or part of the Option to "Permitted Transferees" of Employee as defined in the Shareholders' Agreement of the Company dated as of the date hereof.

4.2 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Class A Common Stock as will be sufficient to satisfy the requirements of this Agreement.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Employee shall, if Employee is then deceased, be given to Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.3. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly main tained by the United States Postal Service.

4.4 Titles. Titles are provided herein for convenience only and are not to serve as basis for interpretation or construction of this Agreement.

4.5 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

4.6 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. To the extent that the Option is in substitution for any prior understandings between Employee and the Company, any and all rights, entitlements or understandings are hereby extinguished and Employee waives any claim to any and all such prior understandings.


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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


                                              NEXTEL PARTNERS, INC.



                                              By /s/ John Chapple
                                                -------------------------------
                                              Name: John Chapple
                                              Title: President and Chief
                                                     Executive Officer


                                               /s/ John D. Thompson
                                              ---------------------------------
                                              JOHN D. THOMPSON

                                              Address: 4624 240th Avenue S.E.
                                                       Issaquah, WA 98029


                                              SS #:____________________________



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